REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 9, 1997 by and among Fred Meyer, Inc., formerly known as Meyer-Smith Holdco, Inc., a Delaware corporation (the "Company"), The Yucaipa Companies, a California general partnership ("Yucaipa") and each of the holders of the Company Common Stock (as hereinafter defined) executing this Agreement (each a "Holder" and collectively, the "Holders").

     WHEREAS, this Agreement is made pursuant to that certain Agreement and Plan of Reorganization and Merger dated as of May 11, 1997 (the "Reorganization Agreement") by and between Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith") and Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), under which the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated thereby.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Reorganization Agreement. In addition, the following capitalized terms shall have the meanings ascribed to them below:

     "Affiliate," as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open.

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     "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Deferral Period" is defined in Section 2.1.

     "Demand Notice" is defined in Section 2.1.

     "Demand Registration" is defined in Section 2.1.

     "Demanding Holder" means any Holder initiating a registration request in compliance with Section 2.1(a); provided that any action required or permitted to be taken under this Agreement by any Demanding Holders shall be taken by action of the holders of a majority of the Registrable Securities held by such Demanding Holders.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Holders" means the holders of Company Common Stock and of the Warrants who have executed this Agreement, and the transferees of each of them.

     "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Piggyback Registration" is defined in Section 2.2.

     "Piggyback Holder" is defined in Section 2.2.

     "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "Public Distribution" shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law, or any bona fide public sale in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c),
(d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph
(k) of such Rule).

     "Public Offering" shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law.

     "Registrable Securities" means each share of Stock held by the Holders, or acquired by the Holders after the date hereof, until (i) it has been effectively registered under

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the Securities Act and disposed of by such Holders pursuant to an effective registration statement, or (ii) it is sold by such Holders pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act. "Registrable Securities" shall include all shares of Company Common Stock issued or issuable upon exercise of the Warrants.

     "Registration Statement" means any registration statement of the Company relating to a Demand Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or a Shelf Registration pursuant to
Section 2.3, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "Restricted Registration" means any public offering of Registrable Securities pursuant to a Registration Statement in which the aggregate number of shares proposed to be offered by the Smith Group and the Yucaipa Group is restricted by the managing underwriter(s) as contemplated by Sections 2.1(e) and 2.2(b) hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Holder" means a Holder who sells or proposes to sell Registrable Securities pursuant to a Registration Statement under the Securities Act.

     "Shelf Registration" or "Shelf Registration Statement" is defined in
Section 2.3.

     "Smith Group" is defined in Section 2.1(a).

     "Stock" means the following securities: (i) the Company Common Stock or
(ii) any security or other instrument (a) received as a dividend on, or other payment made to the holders of, the Company Common Stock (or any other security or instrument referred to in this definition) or (b) issued in connection with a split of the Company Common Stock (or any other security or instrument referred to in this definition) or as a result of any exchange or reclassification of the Company Common Stock (or any other security or instrument referred to in this definition), reorganization, consolidation, merger or recapitalization.

     "Underwritten Registration" or "Underwritten Offering" means a registration in which Stock of the Company is sold to an underwriter for re-offering to the public.

     "Warrants" means the Smith's Warrants as modified pursuant to Section 2.1(e) of the Reorganization Agreement.

     "Yucaipa Group" is defined in Section 2.1(a).

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                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.1 DEMAND REGISTRATIONS.

     (a) Request for Registration. At any time and from time to time on or after the Effective Time (as defined in the Reorganization Agreement), each of (i) the holders of a majority of the Registrable Securities held by Yucaipa and its Affiliates and transferees of any of the foregoing, as a group (the "Yucaipa Group"), and (ii) the holders of a majority of the Registrable Securities held by Jeffrey P. Smith, Richard D. Smith and Fred L. Smith or members of their respective families, or any trust of which any of the foregoing are beneficiaries, as a group (the "Smith Group"), may make two written requests of the Company for registration with the SEC, under and in accordance with the provisions of the Securities Act, of all or part (but not less than one million (1,000,000) shares of Registrable Securities) of their Registrable Securities (a "Demand Registration") by giving written notice to the Company of such demand (a "Demand Notice"), provided that the Company shall be required to effect only one Demand Registration during any six-month period. Each such Demand Notice will specify the number of Registrable Securities proposed to be sold pursuant to such Demand Registration and will also specify the intended method of disposition thereof.

     Promptly after receipt of any Demand Notice, but in no event later than 60 days after receipt of such Demand Notice, the Company shall file a Registration Statement with the SEC with respect to the Registrable Securities included in the Demand Notice and shall use its best efforts to have such Registration Statement declared effective as promptly as practicable; provided, however, that the Company may postpone the filing of such Registration Statement for a period of up to 90 days (the "Deferral Period") if the Board of Directors reasonably determines that (i) such a filing would adversely affect any proposed financing, acquisition, divestiture or other material transaction by the Company or (ii) such a filing would otherwise represent an undue hardship for the Company. The Company shall not be entitled to request more than one such deferral with respect to any group of Holders requesting a Demand Registration within any 365-day period. If the Company does elect to defer any such Demand Registration, the Holders requesting such Demand Registration may, at their election by written notice to the Company, (i) confirm their request to proceed with such Demand Registration upon the expiration of the Deferral Period or (ii) withdraw their request for such Demand Registration in which case no such request for a Demand Registration shall be deemed to have occurred for purposes of this Agreement.

     The Company shall give written notice of any Demand Notice by any Holder, which request complies with this Section 2.1(a), within 5 days after the receipt thereof, to each Holder who did not initially join in such request. Within 10 days after receipt of such notice, any such Holder may request in writing that its Registrable Securities be included in such registration, and the Company shall include in the Demand Registration the Registrable Securities of each such Holder requested to be so included, subject to the provisions of Section

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2.1(e). Each such request shall specify the number of shares of Registrable
Securities proposed to be sold and the intended method of disposition thereof.

     (b) Effective Registration. Except as provided in subsection (c) below, a registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected in accordance with the provisions of the preceding sentence or (ii) the registration requested pursuant to this Section 2.1 does not remain continuously effective for a period of at least 90 days beyond the effective date thereof or until the consummation of the distribution by the Holders of the Registrable Securities included in such registration statement (the "Demand Registration Statement"), then such Demand Registration Statement shall not count as a Demand Registration that may be requested by the Demanding Holder(s) in question and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1.

     (c) Withdrawal. The Demanding Holders may withdraw all or any part of the Registrable Securities from a Demand Registration at any time (whether before or after the filing or effective date of the Demand Registration Statement), and if all such Registrable Securities are withdrawn, to withdraw the demand related thereto. If at any time a registration statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Registrable Securities are withdrawn from the Demand Registration so that such Demand Registration Statement does not cover at least the required amounts specified by Section 2.1(a), and an additional number of Registrable Securities is not so included, the Company may (or shall, if requested by the Demanding Holders) withdraw such Demand Registration Statement; provided that such withdrawn registration statement will count as a Demand Registration unless the Demanding Holders elect to bear the expenses associated with such withdrawn registration statement. If the Demanding Holders elect to bear such expenses, such expenses shall be borne by the Demanding Holder(s) whose withdrawal of Registrable Securities resulted in such Demand Registration Statement not covering the specified required amounts.

     (d) Selection of Underwriter. If the Demanding Holders so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. The Demanding Holders shall select one or more nationally recognized firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company. The Company shall (together with all Holders of Registrable Securities proposing to distribute such Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above.

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     (e) Priority on Demand Registrations. If, in any Demand Registration
involving an Underwritten Offering the managing underwriter or underwriters thereof advise the Demanding Holders or the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering or will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participant may sell), the Company shall include in such registration only the number of Registrable Securities, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the success of the offering and in accordance with the following priority: (i) first, Registrable Securities held by Demanding Holders in the group initially requesting such registration, allocated pro rata among such group (based upon the number of Registrable Securities requested to be included in such Demand Registration) and (ii) second, pro rata (based upon the number of Registrable Securities requested to be included in such registration by such Holders) among the other Holders of Registrable Securities who have requested to include Registrable Securities in such registration. If all Registrable Securities requested to be sold in the Underwritten Offering are included therein, the Company may include other shares of Stock in such offering in accordance with the following priority, but not to exceed the number recommended by the managing underwriter or underwriters: (x) first, pro rata among any other stockholders of the Company having piggyback or other similar registration rights and (y) second, shares of Stock proposed to be sold by or for the account of the Company. Notwithstanding the foregoing, if prior to the filing of any Demand Registration Statement, the Company has received Demand Notices from both the Smith Group and the Yucaipa Group, then the Smith Group and the Yucaipa Group shall be permitted to include their Registrable Securities in any such Demand Registration on an equal basis (i.e. each group will be entitled to 50% of the remaining share allocation, or such greater percentage as may be available if the other group elects not to fill its entire 50% allocation).

     SECTION 2.2 PIGGYBACK REGISTRATIONS.

     (a) Right to Participate in Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of any class of common equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with a Demand Registration or a Shelf Registration or (iii) a registration statement filed in connection with an offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holder the opportunity to register such number of shares of Registrable Securities as each such Holder may request, which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof (or, if the offering is a proposed Underwritten Offering, that such Holder elects to have the number of Registrable Securities so specified included in such Underwritten Offering) (a "Piggyback Registration").

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     The Company shall use its best efforts to cause the managing Underwriter or
Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders thereof to be included in a Piggyback Registration (the "Piggyback Holders") to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

     No registration effected under this Section 2.2 and no failure to effect a registration under this Section 2.2(a), shall relieve the Company of its obligations pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2(a) and complete the sale of shares in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).

     (b) Priority on Piggyback Registrations. Unless the registration statement is being filed pursuant to a Demand Registration (in which case the priority of piggyback rights shall be as provided in Section 2.1(e) above), if the managing underwriter or underwriters advise the Company in writing that in its or their reasonable opinion the number of equity securities of the Company proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a) above) will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of equity securities of the Company that any participant may sell), the Company shall include in such registration the number of equity securities of the Company, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the offering and in accordance with the following priority: (i) first, the securities the Company proposes to sell for its own account, (ii) second, any Registrable Securities of the Smith Group and any Registrable Securities of the Yucaipa Group, on an equal basis (as specified in Section 2.1(e) above), and (iii) third, pro rata based on the number of Registrable Securities that each Holder or other Person having similar rights shall have requested to be included therein.

     (c) Withdrawal. The Piggyback Holders may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time (before but not after the effective date of such registration statement), by delivering written notice of such withdrawal request to the Company, unless such Piggyback Registration is underwritten, in which case Registrable Securities may not be withdrawn after the effective date of the Registration Statement.

     (d) Termination of Registration by the Company. If the Company shall determine for any reason (x) not to register or (y) to delay a registration which includes Registrable Securities pursuant to this Section 2.2, the Company may, at its election, give written notice of such determination to the Holders of the Registrable Securities and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith), without prejudice, however, to the rights, if any, of any Holder or Holders of Registrable Securities to request that such

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registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other shares.

     SECTION 2.3 SHELF REGISTRATION.

     (a) Filing and Effectiveness. Upon the request of the Demanding Holders in the Yucaipa Group at any time, the Company shall cause to be filed with the SEC as promptly as practicable after such request, but in no event later than 60 days thereafter, a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration" or a "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by members of the Yucaipa Group who shall have provided the information required pursuant to Section 3.1(b). The Smith Group shall be afforded the opportunity to include any Registrable Securities held by the Smith Group in such Shelf Registration. The Company shall use its best efforts to have such Shelf Registration declared effective and to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities by such Holders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least one (1) year following the date on which such Shelf Registration Statement becomes effective under the Securities Act; provided, however, that, notwithstanding any other provisions of this Agreement, with respect to any Registrable Securities, the Company shall not be obligated to effect any Shelf Registration Statement, or keep any Shelf Registration Statement effective, at any time or for any period after the fifth anniversary of the Effective Time. A request of the Demanding Holders in the Yucaipa Group under this Section 2.3(a) shall be deemed to be a request for a Demand Registration under Section 2.1 above.

     (b) Effective Registration. A registration will not be deemed to have been effected as a Shelf Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), such registration will be deemed not to have been effected. If (i) the Shelf Registration is deemed not to have been effected in accordance with the provisions of the preceding sentence or (ii) the Shelf Registration does not remain continuously effective for the period described in subsection (a) above, then such Shelf Registration Statement shall not count as a Shelf Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.3.

     (c) Suspension. With respect to any Shelf Registration that has been declared effective (i) the Company may suspend use of such Shelf Registration at any time if the continued effectiveness thereof would require the Company to disclose a material financing,

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acquisition or other corporate transaction, which disclosure the Board of
Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders, and (ii) the Company may suspend use of such Shelf Registration during any period if each of the Company and the holders of a majority of the Registrable Securities included in such Shelf Registration consents in writing to such suspension for such period.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

     SECTION 3.1 REGISTRATION PROCEDURES.

     (a) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

          (1) prepare and file with the SEC a registration statement with respect to such Registrable Securities within the time periods specified herein, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective as promptly as practicable (subject to the Company's right to withdraw the registration statement under the circumstances described in Sections 2.1(c) or 2.2(d));

          (2) promptly prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Sections 2.1, 2.2 or 2.3, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold (subject to Section 2.3(c)); cause the Prospectus to be supplemented by a required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provision of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (3) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 2.1, 2.2 or 2.3, as applicable (subject to Section 2.3(c)); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to declared effective and such Registration Statement and related Prospectus to become usable for their intended purposes(s) as soon as practicable thereafter;

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          (4) provide (A) the Holders of Registrable Securities participating in the registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) counsel for the Holders thereof, as selected by Holders of a majority of the Registrable Securities covered by such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 3.4(b) hereof, make available for inspection by the parties referred to in (A) through (E) above such financial and other information and books and records of the Company, provide access to properties of the Company and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act;

          (5) advise the underwriters, if any, and Selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (6) furnish to each Selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, such number of copies of any Registration Statement or Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement and all exhibits filed therewith), reasonably requested by such Person;

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          (7) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filing of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (8) deliver to each Selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (9) in connection with any Underwritten Offering pursuant to a Demand Registration, enter into an underwriting agreement with one or more underwriter designated in accordance with this Agreement, such agreement to be of the form, scope and substance as is customary in underwritten offerings, and take all such other actions as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the disposition of such Registrable Securities and in such connections (i) make such representations and warranties to the underwriters in form, scope and substance as are customarily made by issuers to underwriters in underwritten offerings with respect to the business of the Company; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory, to the managing underwriter(s)) addressed to the managing underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (iii) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, such "comfort" letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriter(s) to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement;

          (10) prior to any public offering of Registrable Securities, cooperate with the Selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or

Blue Sky laws of such jurisdictions as the Selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, except as is required as a result of the Registration Statement, in any jurisdiction where it is not now so subject;

          (11) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Selling Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities;

          (12) if requested by the Selling Holders, provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement covering such Registrable Securities and provide the Company's transfer agent(s) and registrar(s) for the Registrable Securities with printed certificates for the Registrable Securities;

          (13) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD), and use their best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Selling Holders or underwriters, if any, to consummate the disposition of such Registrable Securities;

          (14) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a period of at least twelve month periods, but not more than eighteen months, beginning with the first month of the Company's first quarter commencing after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (15) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed if requested by the Selling Holders holding a majority of the Registered Securities or the managing underwriter(s), if any.

     Each Selling Holder, upon receipt of any notice from the Company of the happening of any event described in subsection (5)(B), (C), or (D) of Section 3.1(a) or in Section 2.3(c) (a "Suspension Notice"), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until such Selling Holder receives copies of the supplemented or amended Prospectus contemplated hereby or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated hereby relating to such notice shall hereinafter be referred to as the "Suspension Period." If the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Registration Statement is required to be kept effective pursuant to Sections 2.1, 2.2 or 2.3, as the case may be, shall be extended by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date when each Selling Holder shall have received (A) the copies of the supplemented or amended Prospectus contemplated by Section 3.1(a) or (B) the Advice.

     (b) Provision by Holders of Certain Information. No Holder of Registrable Securities may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request specified in item 507 of Regulation S-K under the Securities Act for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     SECTION 3.2 REGISTRATION EXPENSES.

     (a) All expenses incident to the Company's performance of or compliance with this Section 3.2 will be paid by the Company, regardless of whether any registration statement required hereunder becomes effective, including, without limitation:

          (1) all registration and filing fees;

          (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of Registrable Securities being sold may designate);

          (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for trading on the New York Stock Exchange or for deposit with the Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

          (4) reasonable fees and disbursements of counsel for the Company;

          (5) reasonable fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

          (6) fees and expenses of other Persons retained by the Company; and

          (7) fees and expenses associated with any NASD filing required to be made in connection with the registration of the Registrable Securities, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

     (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on Nasdaq or on each national securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

     SECTION 3.3. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreements letters and other documents customarily required under the terms of such underwriting arrangements. Notwithstanding the foregoing, (x) no Selling Holder shall be required to make any representations or warranties except those which relate solely to such Holder and its intended method of distribution, and (y) the liability of each such Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Holder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such Holder derives from such registration; provided, however, that in an offering by the Company in which any Holder requests to be included in a Piggyback Registration, the Company shall use its best efforts to arrange the terms of the offering such that the provisions set forth in clauses (x) and (y) of this
Section 3.3 are true. Nothing in this Section 3.3 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     SECTION 3.4 HOLD-BACK AGREEMENTS.

     (a) Restrictions on Public Distribution by Holder of Registrable Securities. Upon the written request of the managing underwriter or underwriters of a Public Offering, each Holder of Registrable Securities shall not effect any Public Distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Public Offering), during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to such registration statement (as identified by such underwriter or underwriters or the Company in good faith). The foregoing provisions shall not apply to any Holder that is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake not to effect any Public Distribution of the class of securities covered by such registration statement except as part of such Underwritten Offering) during such period unless it has provided 60 days' prior written notice of such Public Distribution to the managing underwriter.

     (b) Restrictions on Public Distribution by the Company and Others. The Company agrees and it shall use its best efforts to cause its Affiliates (other than Persons who are Holders hereunder) to agree: (1) not to effect any Public Distribution of any securities being registered in accordance with Article II hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to a registration statement filed under Article II hereof, if requested in writing by the managing underwriters (except as part of such Public Offering or pursuant to registrations in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans); and (2) to use its best efforts to cause each Holder of its privately placed Registrable Securities that are issued by the Company at any time on or after the date of this Agreement to agree not to effect any Public Distribution, including a sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities during the period set forth in clause (1) above (except as part of such Public Offering, if and to the extent permitted).

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Selling Holder, each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a "controlling person"), the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (each an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

     SECTION 4.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each Selling Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the Company) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless each other Selling Holder or underwriters participating in the distribution on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

     SECTION 4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (an "Indemnified Party") will (i) promptly give notice of any claim, action or proceeding (including any governmental or regulatory investigation or proceeding) or the commencement of any such action or proceeding to the Person against whom such indemnity may be sought (an "Indemnifying Party"); provided that the failure to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that such Indemnifying Party has been prejudiced in any material respect by such failure, and (ii) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party; provided that the Indemnified Party shall have the right to employ separate counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay for such fees and expenses, or (b) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party or (c) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement of any such claim effected without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim damage, liability or expense by reason of any settlement of any such claim or action. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability arising out of such action, claim, litigation or proceeding. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such Claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     SECTION 4.4 CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to an Indemnified Party (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and severable obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 4.1, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, none of the Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder with respect to the Registrable Securities exceeds the greater of (A) the amount paid by such Holder for its Registrable Securities and (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligation to contribute pursuant to this Section 4.4 are several in proportion to the respective number of Registrable Securities held by each of the Holders hereunder and not joint.

     For purposes of this Article IV, each controlling person of a Holder shall have the same rights to contribution as such Holder, and each officer, director, and person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Article IV, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Article IV or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

     SECTION 4.5 ADDITIONAL INDEMNITY. The indemnity, contribution and expense reimbursement obligations under this Article IV shall be in addition to any liability each Indemnifying Party may otherwise have; provided, however, that any payment made by the Company which results in an Indemnified Party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such Indemnified Party, shall be refunded to the Company by the Indemnified Party receiving such excess payment.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1 RULE 144. The Company agrees it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any Holder of Registrable Securities may reasonably request in order that such Holder may effect sales of Registrable Securities without registration within the limitations of the exemptions provided by Rule 144, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. At any reasonable time and upon the request of a Holder of Registrable Securities, the Company will furnish such Holder with such information as may be necessary to enable the Holder to effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act and will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     SECTION 5.2 SPECIFIC PERFORMANCE. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     SECTION 5.3 OTHER AGREEMENTS. Notwithstanding any other provisions of this Agreement, the Company shall have no obligation to effect a registration of any of the Registrable Securities hereunder if and to the extent any such registration would conflict with the provisions of the Registration Rights Agreement, dated December 11, 1981, by and among FMI Acquisition Corporation (now Fred Meyer, Inc.), FMI Associates Limited Partnership and certain executive officers of FMI Acquisition Corporation (now Fred Meyer, Inc.), and the Assignment thereof dated January 27, 1997 (the "FMI Agreement"). By way of example only and without limiting the foregoing, if, in connection with an Underwritten Offering, the underwriters of such offering conclude that it would be inadvisable to register and sell the total number of shares with respect to which registration has been requested under this Agreement and the FMI Agreement, any reduction in the total number of shares to be registered and sold shall first reduce the number of shares to be registered and sold pursuant to this Agreement before the number of shares to be registered and sold pursuant to the FMI Agreement shall be reduced. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     SECTION 5.4 CHARTER AMENDMENTS AFFECTING THE COMPANY'S COMMON STOCK. The Company will not amend its Certificate of Incorporation in any respect that would materially and adversely affect the rights of the Holders hereunder.

     SECTION 5.5 AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding shares of Registrable Securities held by each of the Smith Group and the Yucaipa Group, respectively.

     SECTION 5.6 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be made in writing, by hand-delivery, telegraph, telex, telecopier, registered first-class mail or air courier guaranteeing overnight delivery as follows:

     if to the Company, to:

          Fred Meyer, Inc.
          3800 SE 22nd Avenue
          Portland, Oregon  97202
          Attention:  General Counsel
          Fax:  (503) 797-7138

     if to any Holder:

          to the address specified below such Holder's name on the signature pages hereto;

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 5.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities or of the Warrants, provided that the Company may not assign its rights or obligations under this Agreement to any other person or entity without the written consent of a majority of the outstanding shares of Registrable Securities held by each of the Smith Group and the Yucaipa Group, respectively.

     SECTION 5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 5.9 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 5.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof.

     SECTION 5.11 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 5.12 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 5.13 PRONOUNS. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

     SECTION 5.14 ATTORNEY'S FEES. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

     SECTION 5.15 SECURITIES HELD BY THE COMPANY OR ITS SUBSIDIARIES. Whenever the consent or approval of Holders of a specified percentage or Registrable Securities is required hereunder, Registrable Securities held by the Company or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     SECTION 5.16 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.17 TERMINATION. Unless sooner terminated in accordance with its terms or as otherwise herein provided, including specifically in Section 2.3(a), this

Agreement shall terminate upon the earlier to occur of (i) the mutual agreement by the parties hereto, (ii) with respect to any Holder, such Holder ceasing to own any Registrable Securities, (iii) the fifteenth anniversary of the Effective Time, or (iv) with respect to the Yucaipa Group or the Smith Group, the date on which the aggregate number of shares of outstanding Registrable Securities held by the Yucaipa Group or the Smith Group, as applicable, is less than 20% of the Registrable Shares originally held by the Yucaipa Group or the Smith Group, as applicable, following the consummation of the transactions contemplated by the Reorganization Agreement; provided, that the foregoing clause (iv) shall not apply as to any member of the Yucaipa Group or the Smith Group, as applicable, if, as of such date, such member of the Yucaipa Group or the Smith Group, as applicable, is an "affiliate" of the Company within the meaning of the Securities Act.

                            (signature page follows)

     IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                    FRED MEYER, INC.



                                    By: ROBERT G. MILLER
                                        ----------------------------------------
                                    Name:   Robert G. Miller
                                    Title:  President



                                    JEFFREY P. SMITH
                                    --------------------------------------------
                                    JEFFREY P. SMITH

                                    Address:  32 Burningtree Court
                                              Las Vegas, Nevada  89117



                                    FRED L. SMITH
                                    --------------------------------------------
                                    FRED L. SMITH

                                    Address:



                                    RICHARD D. SMITH
                                    --------------------------------------------
                                    RICHARD D. SMITH

                                    Address:

                                    TRUST FOR THE CHILDREN OF JEFFREY P.
                                    SMITH



                                    By: JEFFREY P. SMITH
                                        ----------------------------------------
                                    Name:   Jeffrey P. Smith
                                    Title:  Trustee

                                    Address:



                                    TRUST FOR THE CHILDREN OF FRED L.
                                    SMITH



                                    By: FRED L. SMITH
                                        ----------------------------------------
                                    Name:   Fred L. Smith
                                    Title:  Trustee

                                    Address:



                                    TRUST FOR THE CHILDREN OF
                                    RICHARD D. SMITH



                                    By: RICHARD D. SMITH
                                        ----------------------------------------
                                    Name:   Richard D. Smith
                                    Title:  Trustee

                                    Address:

                                    THE YUCAIPA COMPANIES



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                    Name:   Ronald W. Burkle
                                    Title:  General Partner

                                    Address:  10000 Santa Monica Boulevard,
                                              Fifth Floor
                                              Los Angeles, California  90067
                                              FAX:  (310) 798-7201



                                    YUCAIPA SSV PARTNERS, L.P.

                                    By:  The Yucaipa Companies
                                    Its:   General Partner



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                    Name:   Ronald W. Burkle
                                    Title:  General Partner

                                    Address:  10000 Santa Monica Boulevard,
                                              Fifth Floor
                                              Los Angeles, California  90067
                                              FAX:  (310) 798-7201



                                    YUCAIPA SMITTY'S PARTNERS, L.P.

                                    By:   The Yucaipa Companies
                                    Its:  General Partner



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                    Name:   Ronald W. Burkle
                                    Title:  General Partner

                                    Address:  10000 Santa Monica Boulevard,
                                              Fifth Floor
                                              Los Angeles, California  90067
                                              FAX:  (310) 798-7201

                                    YUCAIPA SMITTY'S PARTNERS II, L.P.

                                    By:   The Yucaipa Companies
                                    Its:  General Partner



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                    Name:   Ronald W. Burkle
                                    Title:  General Partner

                                    Address:  10000 Santa Monica Boulevard,
                                              Fifth Floor
                                              Los Angeles, California  90067
                                              FAX:  (310) 798-7201


                                    YUCAIPA ARIZONA PARTNERS, L.P.

                                    By:   The Yucaipa Companies
                                    Its:  General Partner



                                    By: RONALD W. BURKLE
                                        ----------------------------------------
                                    Name:   Ronald W. Burkle
                                    Title:  General Partner

                                    Address:  10000 Santa Monica Boulevard
                                              Fifth Floor
                                              Los Angeles, California 90067
                                              FAX: (310) 798-7201